UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                   FORM 8-K

                                 CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of The
                      Securities Exchange Act of 1934

 August 6, 2007
 Date of Report (Date of earliest event reported):


 Banc of America Funding 2007-3 Trust
 (Exact name of issuing entity as specified in its charter)


 Bank of America, National Association
 (Exact name of sponsor as specified in its charter)


 Banc of America Funding Corporation
 (Exact name of depositor as specified in its charter)


 New York                 333-130536-18                 54-2199568
 (State or other          (Commission                   54-2199569
 jurisdiction              File Number)                 54-2199570
 of incorporation)                                      54-2199571
                                                        54-2199572
                                                        54-2199573
                                                        54-6744144
                                                        (IRS Employer
                                                        Identification No.)





   Wells Fargo Bank, N.A.
   9062 Old Annapolis Road
   Columbia, MD                                                    21045
   (Address of principal executive offices)                        (Zip Code)

   (410) 884-2000
   (Registrant's telephone number, including area code)


   Not Applicable
   (Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




 Section 8 - Other Events

Item 8.01 - Other Events.

On August 6, 2007, American Home Mortgage Corp., the originator of certain of the mortgage loans in the Banc of America Funding 2007-3 Trust, and certain related entities, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Honorable Christopher S. Sontchi is presiding over this filing under case number 07-11047. At this time, American Home Mortgage Corp. is operating its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the United States Bankruptcy Code and orders of the United States Bankruptcy Court.




 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 Banc of America Funding Corporation
 (Depositor)



 By:    Banc of America Funding Corporation as Depositor
 By:  /s/  Adam Glassner as President and CEO
 By:    Adam Glassner as President and CEO

 Date: August 10, 2007